Exhibit 99.1

Schrödinger Reports Financial Results for the Fourth Quarter and Full Year 2020 and Provides Outlook for 2021

Total revenue of $108.1 million in 2020, up 26 percent year-over-year

Software revenue of $92.5 million in 2020, up 39 percent year-over-year

Strong financial position enables continued investment in advancing the science underlying Schrödinger’s computational platform

Internal pipeline progressing, with plans to submit investigational new drug applications in 2022

Conference call today, Thursday, March 4, at 8:30 a.m. ET

New York, March 4, 2021 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based software platform is transforming the way therapeutics and materials are discovered, today announced financial results for the fourth quarter and full year ended December 31, 2020, and provided its financial outlook for 2021.

“2020 was a very strong year for Schrödinger across all aspects of our business. Software revenue increased substantially, and we expect continued growth in 2021. We believe this growth reflects the power of our physics-based platform to accelerate the discovery of new medicines and materials,” stated Ramy Farid, Ph.D., chief executive officer at Schrödinger.

“We finished 2020 in a strong financial position. Looking across multiple key indicators, we believe our underlying business is poised for continued growth this year,” said Joel Lebowitz, chief financial officer at Schrödinger. “Importantly, our balance sheet and growing revenue enable us to make strategic investments in both our computational platform and our internal pipeline to build for the future.”

Business Highlights

Delivered strong operating performance and strategic execution

●	Reported 28 percent total revenue growth in the fourth quarter of 2020, driven by continued uptake of Schrödinger’s core technologies including FEP+ and its enterprise solution, LiveDesign
●

Entered into a strategic collaboration with Bristol Myers Squibb to discover, develop, and commercialize therapeutics in multiple disease areas. Under the terms of the agreement, Schrödinger received $55 million in an upfront payment and is eligible to receive up to $2.7 billion in preclinical, development, regulatory and sales-based milestone payments in addition to royalties on net sales of each product commercialized by Bristol Myers Squibb.

●	Ended the fourth quarter of 2020 with cash, cash equivalents, restricted cash and marketable securities of $643.2 million, compared to $599.5 million at September 30, 2020

Progressed internal pipeline

●

Presented preclinical data on the company’s MALT1 inhibitor program at the American Society of Hematology (ASH) Annual Meeting highlighting that its MALT1 inhibitors demonstrated anti-tumor activity alone and in combination with approved anti-cancer therapies in models of B-cell lymphoma

●

Continued to advance multiple programs toward IND-enabling studies; subject to completion of the preclinical data packages, the company expects to submit up to three IND applications in 2022, with the first submission expected in the first half of next year

●	Advanced discovery efforts to allow addition of new programs to the company’s internal pipeline in 2021

Advanced the science underlying Schrödinger’s computational platform

●	Expanded its collaboration with Google Cloud to further increase the speed and capacity of its computational platform, effectively tripling Schrödinger’s previous throughput under the collaboration
●

Released a major update to Schrödinger’s proprietary force field, called OPLS4, which underlies Schrödinger’s most powerful molecular design technologies, such as FEP+, allowing for even greater accuracy of the computational predictions

●

Published four scientific papers, including a publication describing how to improve outcomes for fragment linking, an important technique used in early drug discovery, to potentially enable the design of novel drug-like inhibitors for challenging targets

Fourth Quarter 2020 Financial Results

●	Revenue was $33.0 million for the fourth quarter of 2020, an increase of 28 percent compared to the fourth quarter of 2019.
●	Software revenue was $25.0 million for the fourth quarter of 2020, an increase of 42 percent compared to the fourth quarter in 2019.
●

Drug discovery revenue was $8.1 million for the fourth quarter of 2020, compared to $8.3 million in the fourth quarter of 2019. Drug discovery revenue in the fourth quarter of 2020 included $1.0 million related to the $55 million up-front payment from the strategic agreement with Bristol Myers Squibb announced in November 2020.

●

Gross profit was $19.0 million in the fourth quarter of 2020, an increase of 22 percent over the fourth quarter in 2019. Software gross margin was 77 percent in the fourth quarter, compared to 79 percent for the same period in the prior year.

●	Operating expenses for the fourth quarter of 2020 were $35.6 million, compared to $23.4 million in fourth quarter of 2019.
●

Other income, which included gains on equity investments, changes in fair value of such investments and interest income, was $5.2 million in the fourth quarter of 2020 compared to $0.7 million for the fourth quarter of 2019. Other income for the fourth quarter of 2020 included a $5.2 million non-cash gain from Schrödinger’s equity stake in Morphic Therapeutic.

●	Net loss, after adjusting for non-controlling interests, was $11.1 million for the fourth quarter of 2020, compared to a net loss of $6.8 million in the fourth quarter of 2019.

Full Year 2020 Financial Results

●	Total revenue was $108.1 million for 2020, an increase of 26 percent compared to 2019.
●	Software revenue was $92.5 million for 2020, an increase of 39 percent over 2019.
●	Drug discovery revenue was $15.6 million for 2020, compared to $18.8 million in 2019.

●	Gross profit was $63.5 million for 2020, an increase of 29 percent over 2019. Software gross margin was 81 percent for the year, compared to 80 percent in 2019.
●	Operating expenses for 2020 were $124.4 million, compared to $87.8 million in 2019.
●

Other income, which included gains on equity investments, changes in fair value of such investments and interest income was $34.6 million in 2020 compared to $12.7 million in 2019. Other income for 2020 included a $17.6 million non-cash gain from Schrödinger’s equity stake in Relay Therapeutics and a $13.7 million non-cash gain from the company’s equity stake in Morphic Therapeutic, partially offset by a loss of $3.0 million related to the company’s equity stake in Nimbus Therapeutics.

●	Net loss, after adjusting for non-controlling interests, was $24.5 million for 2020, compared to a net loss of $24.6 million in 2019.
●	At December 31, 2020, Schrödinger had cash, cash equivalents, restricted cash and marketable securities of $643.2 million.

Full Year 2020 Key Performance Indicators

●	Total annual contract value (ACV) was $92.1 million in 2020, up 22 percent over 2019
●	Number of customers over $1 million in ACV was 16 in 2020, up from 10 in 2019
●	Number of customers over $100,000 in ACV was 153 in 2020, up from 131 in 2019; customer retention in this cohort was 99 percent
●	Number of Active Customers with ACV over $1,000 was 1,463, up from 1,266 in 2019

For additional information about our Key Performance Indicators, see “Operating Metrics” below.

Full-Year 2021 Revenue Outlook

As of March 4, 2021, Schrödinger expects total revenue to range from $124 million to $142 million, with software revenue expected to range from $102 million to $110 million, and drug discovery revenue expected to range from $22 million to $32 million for the fiscal year ended December 31, 2021.

Webcast and Conference Call Information

Schrödinger will host a conference call to discuss its third quarter financial results on Thursday, March 4, 2020, at 8:30 a.m. ET. The conference call can be accessed live by dialing (833) 727-9520 (domestic) or +1 (830) 213-7697 (international) and referring to conference ID 9686253. The webcast can also be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. The archived webcast will be available on Schrödinger’s website following the event.

About Schrödinger

Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based software platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is used by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages its software platform to advance collaborative programs and its own pipeline of novel therapeutics to address unmet medical needs.

Founded in 1990, Schrödinger has over 450 employees and is engaged with customers and collaborators in more than 70 countries. To learn more visit www.schrodinger.com and follow us on LinkedIn and Twitter.

Operating Metrics

To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present certain other performance metrics, such as annual contract value and customer retention rate.

Annual Contract Value (ACV). We track the ACV for each of our customers. With respect to contracts that have a duration of one year or less, or contracts of more than one year in duration that are billed annually, we define ACV as the contract value billed during the applicable period. For contracts with a duration of more than one year that are billed upfront, ACV in each period represents the total billed contract value divided by the term. ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. ACV is not intended to be a replacement for, or forecast of, revenue.

Customer Retention for our customers with an ACV of over $100,000. We calculate year-over-year customer retention for our customers in this cohort by starting with the number of customers we had in the previous fiscal year. We then calculate how many of these customers were active customers in the current fiscal year. We then divide this number by the number of customers with an ACV over $100,000 we had in the previous fiscal year to arrive at the year-over-year customer retention rate for such customers.

Active Customers. We define an active customer as a customer that had an ACV of at least $1,000 in the fiscal year. We use $1,000 as a threshold for defining our active customers as this amount will generally exclude customers that only license our PyMOL software, which is our open-source molecular visualization system broadly available at low cost.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those regarding our expectations about the speed and capacity of our computational platform, our outlook for the fiscal year ended December 31, 2021, our plans to continue to invest in research and our strategic plans to accelerate the growth of our software business and advance our collaborative and internal drug discovery programs, our ability to improve and advance the science underlying our platform, including through these use of new technologies, the timing of potential IND applications for our internal drug discovery programs, our ability to realize potential milestones, royalties or other payments under our collaborations, as well as our expectations related to the use of our cash, cash equivalents, and marketable securities. Statements including words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the demand for our software solutions, our ability to further develop our computational platform, our reliance upon third-party providers of cloud-based infrastructure to host our software solutions, our reliance upon our third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, uncertainties associated with the regulatory review of clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on our business and other risks detailed under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 4, 2021, as well as future filings and reports by us. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:

Jaren Irene Madden

Schrödinger, Inc.

jaren.madden@schrodinger.com

617-286-6264

Stephanie Simon (media)

Ten Bridge Communications

617-581-9333

Consolidated Statements of Operations
(in thousands, except for share and per share amounts)

	Year Ended December 31,
	2020	2019
Revenues:
Software products and services	$92,530	$66,735
Drug discovery	15,565	18,808
Total revenues	108,095	85,543
Cost of revenues:
Software products and services	18,003	13,646
Drug discovery	26,620	22,804
Total cost of revenues	44,623	36,450
Gross profit	63,472	49,093
Operating expenses:
Research and development	64,695	39,404
Sales and marketing	17,795	21,364
General and administrative	41,898	27,040
Total operating expenses	124,388	87,808
Loss from operations	(60,916)	(38,715)
Other income:
Gain on equity investments	4,108	943
Change in fair value	28,263	9,922
Interest income	2,253	1,878
Total other income	34,624	12,743
Loss before income taxes	(26,292)	(25,972)
Income tax expense (benefit)	345	(291)
Net loss	(26,637)	(25,681)
Net loss attributable to noncontrolling interest	(2,174)	(1,110)
Net loss attributable to Schrödinger common and limited common stockholders	$(24,463)	$(24,571)
Net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	$(0.41)	$(4.09)
Weighted average shares used to compute net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	60,024,658	6,004,500

Consolidated Balance Sheets
(in thousands, except for share and per share amounts)

Assets	December 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$202,296	$25,986
Restricted cash	500	500
Marketable securities	440,395	59,844
Accounts receivable, net of allowance for doubtful accounts of $60 and $50	31,423	18,676
Unbilled and other receivables	3,955	7,062
Prepaid expenses	4,409	6,468
Total current assets	682,978	118,536
Property and equipment, net	5,140	6,268
Equity investments	45,664	15,366
Right of use assets	10,129	12,762
Other assets	2,352	2,338
Total assets	$746,263	$155,270
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$8,398	$3,524
Accrued payroll, taxes, and benefits	12,000	7,034
Deferred revenue	45,403	25,054
Lease liabilities	4,543	5,584
Other accrued liabilities	2,861	3,824
Total current liabilities	73,205	45,020
Deferred revenue, long-term	41,164	2,205
Lease liabilities, long-term	7,221	8,888
Other liabilities, long-term	654	900
Total liabilities	122,244	57,013
Commitments and contingencies
Convertible preferred stock:
Series E convertible preferred stock, $0.01 par value. Authorized zero and 77,150,132 shares; zero and 73,795,777 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	109,270
Series D convertible preferred stock, $0.01 par value. Authorized zero and 39,540,611 shares; zero and 39,540,611 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	22,000
Series C convertible preferred stock, $0.01 par value. Authorized zero and 47,242,235 shares; zero and 47,242,235 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	19,844
Series B convertible preferred stock, $0.01 par value. Authorized zero and 29,468,101 shares; zero and 29,468,101 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	9,840
Series A convertible preferred stock, $0.01 par value. Authorized zero and 134,704,785 shares; zero and 134,704,785 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	30,626
Total convertible preferred stock	—	191,580
Stockholders’ equity (deficit):
Common stock, $0.01 par value. Authorized 500,000,000 and 425,000,000 shares; 60,713,534 and 6,121,821 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	607	61
Limited common stock, $0.01 par value. Authorized 100,000,000 and 146,199,885 shares; 9,164,193 and zero shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	92	—
Additional paid-in capital	752,558	11,655
Accumulated deficit	(129,559)	(105,096)
Accumulated other comprehensive income	317	16
Total stockholders’ equity (deficit) of Schrödinger stockholders	624,015	(93,364)
Noncontrolling interest	4	41
Total stockholders’ equity (deficit)	624,019	(93,323)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$746,263	$155,270

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(26,637)	$(25,681)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Gain on equity investments	(4,108)	(943)
Noncash revenue from equity investments	(397)	(186)
Fair value adjustments	(28,263)	(9,922)
Depreciation	3,658	3,640
Stock-based compensation	10,545	2,193
Noncash research and development expenses	2,137	1,051
Noncash investment accretion	646	(506)
Decrease (increase) in assets:
Accounts receivable, net	(12,747)	(5,038)
Unbilled and other receivables	3,468	(1,556)
Reduction in the carrying amount of right of use assets	5,342	4,177
Prepaid expenses and other assets	187	410
Increase (decrease) in liabilities:
Accounts payable	4,882	(294)
Accrued payroll, taxes, and benefits	4,966	2,948
Deferred revenue	59,705	6,715
Lease liabilities	(5,417)	(4,025)
Other accrued liabilities	(1,210)	958
Net cash provided by (used in) operating activities	16,757	(26,059)
Cash flows from investing activities:
Purchases of property and equipment	(2,538)	(1,836)
Purchases of equity investments	(2,869)	—
Distribution from equity investment	4,582	943
Purchases of marketable securities	(519,668)	(110,187)
Proceeds from sale and maturity of marketable securities	138,772	57,225
Net cash used in investing activities	(381,721)	(53,855)
Cash flows from financing activities:
Issuances of common stock upon initial public offering, net	211,491	—
Issuances of common stock upon follow-on public offering, net	325,600	—
Issuances of Series E preferred stock, net	—	29,893
Issuances of common stock upon stock option exercise	4,183	549
Contribution by noncontrolling interest	—	100
Deferred offering costs	—	(1,858)
Net cash provided by financing activities	541,274	28,684
Net increase (decrease) in cash and cash equivalents and restricted cash	176,310	(51,230)
Cash and cash equivalents and restricted cash, beginning of year	26,486	77,716
Cash and cash equivalents and restricted cash, end of year	$202,796	$26,486

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$381	$139
Supplemental disclosure of non-cash investing and financing activities
Accrued deferred offering costs	—	2,142
Purchases of property and equipment	8	90
Acquisitions of right of use assets in exchange for lease obligations	2,709	464
Right of use assets recognized on adoption	—	16,475
Reclassification of deferred financing costs to additional paid-in capital	1,858	—